Exhibit 99.1




                          Independent Auditor's Report


Board of Directors
Morex Marketing Group, LLC
Pomona, New York


We have audited the accompanying balance sheet of Morex Marketing Group, LLC as of December 31, 2004, and the related statements of operations and members' equity and cash flows for the twelve months then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morex Marketing Group, LLC as of December 31, 2004, and the results of its operations and its cash flows for the twelve months then ended in conformity with accounting principles generally accepted in the United States of America.

September 20, 2005, except for Note I as to which the date is January 20, 2006

/s/ Blackman Kallick Bartelstein, LLP
-------------------------------------
Chicago, Illinois
September 20, 2005




                          Morex Marketing Group, LLC.
                                 BALANCE SHEET
                                December 31, 2004


                                     ASSETS

Current Assets
   Cash                                                  $188,538
   Trade Receivables                                       89,577
   Prepaid Expenses                                         5,398
                                                        ----------
Total Current Assets                                      283,513
                                                        ----------
Property & Equipment
   Software                                                19,325
   Equipment                                                2,446
                                                        ----------
   Subtotal                                                21,771
   Less: Accumulated Depreciation                            (238)
                                                        ----------
Net Property & Equipment                                   21,533
                                                        ----------
Intangible Assets(Net of accumulated amortization)        669,916
                                                        ----------
TOTAL ASSETS                                             $974,962
                                                        ==========

                        LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
   Trade Payables                                        $233,789
   Distributions Payable                                   93,785
   Accrued Expenses                                         2,128
                                                        ----------
Total Current Liabilities                                 329,702

Members' Equity                                           645,260
                                                        ----------

TOTAL LIABILITIES AND MEMBERS' EQUITY                    $974,962
                                                        ==========

The accompanying notes are an integral part of the financial statements.



                        Morex Marketing Group, LLC.
                          STATEMENT OF OPERATIONS
               For the Twelve Months Ended December 31, 2004

                                                      AMOUNT          PERCENT
                                                    ----------      ----------
Revenue                                             $1,283,082         100.00%

Cost of Revenue                                         98,390           7.67%
                                                    ----------      ----------

Gross Profit                                         1,184,692          92.33%

Selling, General and Administrative Expenses           135,836          10.58%
                                                    ----------      ----------
Net Income                                          $1,048,856          81.75%
                                                    ==========      ==========

The accompanying notes are an integral part of the financial statements.



                          Morex Marketing Group, LLC.
                          STATEMENT OF MEMBERS' EQUITY
                 For the Twelve Months Ended December 31, 2004


Members' Equity, January 1                                  $0

Contributed Capital                                     19,218

Net Income                                           1,048,856

Distributions                                         (422,814)
                                                     ----------
Members' Equity, December 31                          $645,260
                                                     ==========

The accompanying notes are an integral part of the financial statments.



                          Morex Marketing Group, LLC.
                            STATEMENT OF CASH FLOWS
                 For the Twelve Months Ended December 31, 2004


CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                             $1,048,856
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
    Depreciation and Amortization                              83,925
    Increase in Assets:
        Trade Receivables                                    (267,204)
        Prepaid Expenses                                       (5,398)
    Increase in Liabilities:
        Trade Payables                                        233,789
        Accrued Expenses                                        2,128
                                                           -----------
Net Cash provided by Operating Activities                   1,096,096
                                                           -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Capital Expenditures                                      (21,771)
    Acquisitions of databases                                (736,385)
                                                           -----------
NET CASH USED IN INVESTING ACTIVITIES                        (758,156)
                                                           -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Contributed Capital                                         2,000
    Distributions to Members                                 (151,402)
                                                           -----------
Net Cash Used in Financing Activities                        (149,402)
                                                           -----------
NET CASH CHANGE                                               188,538

CASH - Beginning of Period                                          0
                                                           -----------
CASH - End of Period                                         $188,538
                                                           ===========

Supplemental Disclosure of Cash Flow Information:
------------------------------------------------
Non-Cash Financing Activity:
---------------------------

    Distribution payable to Member (necessary under
     Company's operating agreement which requires
     pro-rata distributions)                                  $93,785
                                                           ===========
    Contribution of Member's personal payment of
     vendor invoice for Company databases                     $17,218
                                                           ===========
    Trade receivable collected personally by Member
    and classified as a distribution to that Member          $177,627
                                                           ===========

The accompanying notes are an integral part of the financial statements.



                           MOREX MARKETING GROUP, LLC.
                          Notes to Financial Statements
                  For the Twelve Months Ended December 31, 2004


NOTE A - PRINCIPLES OF COMBINATION AND BUSINESS ACTIVITIES

Morex Marketing Group, LLC ("Morex") is a New York limited liability company and the owner of the Internet website www.Babytobee.com. Through Babytobee.com, Morex has developed a model for compiling the names of moms-to-be in the marketplace and direct marketing to expecting and new parents, primarily via the Internet.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Aspects of the Limited Liability Company

As a limited liability company, each member's liability is limited to the capital invested. Allocation of profits, losses and distributions is in accordance with the terms as defined in the operating agreement. Morex was set up to dissolve on March 1, 2034, unless extended by amendment to the operating agreement as it prescribes.

Morex is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, Morex. Members are taxed individually on their share of the company's earnings. Morex's net income or loss is allocated among the members in accordance with the operating agreement of the company. Accordingly, the financial statements do not reflect a provision for income taxes.

Morex's operating agreement requires distributions made to the members to be pro-rata. In the event cash distributions made during the periods were not made pro-rata, it is Morex's policy to record a distribution payable to members to effectively record distributions pro-rata in accordance with the operating agreement.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when the names lists are delivered to the customer.

Trade Receivables

Receivables are carried at original invoice amount. No provision for doubtful accounts has been made as of December 31, 2004 as management considers all amounts fully collectible. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Receivables are written off when deemed uncollectible.

Depreciation

Property and equipment are stated at cost. Depreciation is provided on the straight-line method for financial statement purposes and accelerated methods for tax purposes. Repairs and maintenance are expensed as incurred. The estimated useful lives of the assets are as follows:

       Equipment                          5 years
       Software                           3 years

Intangible Assets

Intangible Assets consist of databases of demographic and other data of moms-to-be in the marketplace. These assets are acquired from external resources, recorded at cost and are amortized using the straight-line method over a period of one to two years.

NOTE C - CASH

Substantially all of Morex's cash is held at one financial institution. Cash deposits held by the bank exceeded FDIC-insured limits by $88,538 as of December 31, 2004. Morex has not experienced any losses in such accounts. Morex believes it is not exposed to any significant credit risk on cash.

NOTE D - INTANGIBLE ASSETS

Intangible assets consist of the following:

Database Acquisition Costs                         $751,153
Accumulated Amortization                             81,237
                                          ---------------------
                                                   $669,916
                                          ---------------------

Amortization expense was $81,237 for the twelve months ended December 31, 2004 respectively. Estimated future amortization expense for the following two years is as follows:

Twelve months ended December 31, 2005              $451,217
Twelve months ended December 31, 2006               218,699
                                              -----------------
                                                   $669,916
                                              -----------------

NOTE E - ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2004:


      Accrued Payroll Taxes                            $699
      Accrued Payroll                                 1,429
                                                ---------------
      Total                                          $2,128
                                                ---------------

NOTE F - ADVERTISING EXPENSE

Advertising costs are expensed when occurred. Advertising costs for the period ended December 31, 2004 were $766.

NOTE G - RELATED PARTIES

Morex rents office space from two of its members on a month-to-month basis. Rent expense charged to the company under this agreement was $24,000 for the twelve months ended December 31 2004.

NOTE H - CONCENTRATIONS

For the twelve months ended December 31, 2004, approximately 79.3% of Morex's revenues were generated from services rendered to two individual customers. Services rendered to one of these customers, Catamount Group, as described in
Note I, account for approximately 15.5% of revenue. Approximately 64.9% of the trade receivables as of December 31, 2004 were from these same customers.

For the twelve months ended December 31, 2004, approximately 80.1% of the purchases of intangible assets, that are the basis for primary sources of Morex's revenue, were generated from services rendered by two individual vendors. Purchases from one significant vendor accounted for approximately 50.8% of these purchases. Approximately 70.3% of the trade payables as of December 31, 2004 were payable to these same vendors.

NOTE I - SUBSEQUENT EVENT

On January 20, 2006, Catamount Group, LLC., Catamount Management, LLC., and Plan Bee, LLC (collectively "Catamount Group") merged with and into Morex. Catamount Group is one of the leading brokers of online lead generation data to the off-line direct marketing industry, offering services beyond the traditional direct marketing agency. As consideration for the merger, the Member of Catamount Group received an 8% stake of Morex valued at approximately $1,700,000. Morex is in the process of valuing certain intangible assets related to this acquisition and thus the allocation of the purchase price has not been completed.

On January 20, 2006, Morex was acquired by Think Partnership Inc. ("Think Partnership"), a Nevada public company. As consideration for the acquisition, the members of Morex received an aggregate of $9,438,778 in cash and an aggregate of 5,513,845 shares of common stock, valued at $2.18 per share. Further, the members of Morex may receive earnout payments (each, an "Earnout Payment") to be paid in 2006, 2007, 2008 and 2009. Each year's earnout payment shall be equal to the excess over between (A) four times the aggregate earnings of Morex for the previous calendar year and (B) the aggregate amount of merger consideration previously paid by the Company (including any Earnout Payments); provided, however, in no event shall the total aggregate merger consideration (including the Earnout Payments) payable to the members of Morex exceed $50 million. Each Earnout Payment, to the extent earned, will be paid 50% in cash and 50% in shares of Think Partnership's common stock valued at the average of the closing prices for shares of the their common stock on the last day on which such shares were traded for each quarter of the calendar year on which the particular Earnout Payment is based, provided that, in the Think Partnership's sole discretion it may pay to the members in cash any Earnout Payment that is otherwise required to be paid in shares of common stock ("Earnout Stock"), if the delivery of shares of the Earnout Stock would cause the total merger consideration paid by Think Partnership in the form of common stock to exceed 7,674,305 shares. The Members of Morex also received warrants to purchase an aggregate of 105,000 shares of Company common stock at $3.50 per share.